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                                                                    EXHIBIT 99.2

            Certification of Principal Financial Officer Pursuant to
                 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of Duquesne Light Company for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Frosina C. Cordisco, as Vice President and Treasurer of Duquesne Light Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duquesne Light Company.

     WITNESS the due execution hereof this 14th day of November, 2002.


                                                   /s/ Frosina C. Cordisco
                                                   -----------------------------
                                                   Frosina C. Cordisco
                                                   Vice President and Treasurer
                                                   (Principal Financial Officer)

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Duquesne Light Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.